EXHIBIT 99.1

1505 Tyrell Lane, Suite B, Boise, ID 83706

Tel: 208.424.1027	Fax: 208.424.1030

TRADING SYMBOLS:	April 9, 2008
In the U. S.: OTCBB: UGTH and in Canada: TSX:GTH

US GEOTHERMAL ANNOUNCES C$10 MILLION

UNDERWRITTEN PRIVATE PLACEMENT FINANCING

BOISE, Idaho – April 9, 2008 (OTCBB: UGTH, TSX: GTH) U.S. Geothermal Inc. (the “Company”) announced today that it has entered into an agreement with a Canadian investment dealer (the “Underwriter”), pursuant to which the Underwriter has agreed to purchase 4,260,000 units of the Company (each, a "Unit"), each Unit comprising one common share of the Company (each, a "Common Share") and one half of one Common Share purchase warrant (each whole Common Share purchase warrant, a "Warrant"), on an underwritten private placement basis at a price of C$2.35 per Unit to raise gross proceeds of C$10,011,000. Each Warrant will entitle the holder thereof to acquire one additional Common Share of the Company for a period of 24 months following the closing of the offering for US$3.00 per Common Share. The net proceeds of the offering will be used by the Company to complete the Empire geothermal project acquisition recently announced and for general working capital purposes.

The Underwriter will have the option, exercisable prior to closing, to increase the size of the offering up to a maximum of C$15,000,000.

The offering is scheduled to close on or about April 25, 2008 and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the Toronto Stock Exchange. The Units will be offered in certain provinces of Canada by way of private placement pursuant to applicable prospectus exemptions.

The Company has agreed to file a resale registration statement with the Securities and Exchange Commission and use commercially reasonable efforts to cause it to become effective no later than five months following closing and to remain effective for two years. In the event the registration statement is not effective within 5 months following closing, the purchasers are entitled to receive an additional 0.10 of a common share for each Unit purchased.

The securities described herein have not been registered under the U.S. Securities Act of l933, as amended, or any state securities laws and may not be offered or sold in the United States or to U.S. persons unless an exemption from registration is available. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States.

Website: www.usgeothermal.com	OTCBB: UGTH	TSX: GTH

About US Geothermal Inc

U.S. Geothermal is a renewable energy development company that is currently developing a geothermal power project at Raft River, Idaho and conducting exploration activities at Neal Hot Springs, Oregon.

Please visit our Website at: www.usgeothermal.com

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Saf Dhillon - Investor Relations	Melinda Keckler
U.S. Geothermal Inc.	Scott Peyron & Associates, Inc.
Tel: 866-687-7059 (Toll Free) or 604-484-3031	Tel: 208-388-3800
Fax: 604-688-9895	Fax: 208-388-8898
saf@usgeothermal.com	mkeckler@peyron.com

The information provided in this news release contains forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995 and under applicable Canadian legislation, including statements regarding the proposed offering and closing of the Empire geothermal project acquisition. These statements are based on US Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described in forward looking statements, including the need to negotiate an underwriting agreement with the investment dealer and to satisfy the conditions set forth therein; the need to satisfy regulatory and legal requirements with respect to the proposed offering, and the possibility that the completion of the Empire geothermal project acquisition may not occur on a timely basis or at all, among others. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The TSX and OTC Bulletin Board Exchanges do not accept responsibility for the adequacy of this release.